Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan, as amended, and the 2000 Employee Stock Purchase Plan, as amended, of Cepheid of our report dated January 28, 2004, except for Note 10 as to which the date is February 18, 2004, with respect to the consolidated financial statements of Cepheid included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Palo Alto, California                                                                                                                            /s/ Ernst & Young LLP

January 24, 2005